Exhibit 3.123

CHARTER OF

SADISCO OF PADUCAH, INC.

The undersigned natural person, having capacity to contract and acting as the incorporator of the corporation under the Tennessee Business Corporation Act, adopts the following Charter for such corporation:

1.	The name of the corporation is:

SADISCO OF PADUCAH, INC.

2.	The duration of the corporation is perpetual.

3.	The address of the principal office of the corporation in the State of Tennessee shall be:

3896 Stewarts Lane

Nashville, Tennessee 37218

4.	The corporation is for profit.

5.	The name of the Corporation’s initial registered agent is Robert D. Poole, and the address of the initial registered office of the Corporation in the State of Tennessee is:

3896 Stewarts Lane

Nashville, Davidson County, Tennessee 37218

6.	The purposes for which the Corporation is organized is to do all things which are lawful to do under the Tennessee Business Corporation Act.

7.	The Corporation elects to have preemptive rights.

8.	The maximum number of shares which the corporation shall have the authority to issues is One Thousand (1,000) Shares, with no par value.

9.	The members of the Board of Directors of the Corporation shall not be personally liable in money damages, except for (i) breach of duty of loyalty; (ii) acts of omissions not in good faith or involving intentional misconduct or a knowing violation of law; or (iii) unlawful distributions, all pursuant to T.C.A. 48-12-102(b), as amended.

10.	The Corporation will not commence business until consideration of the One Thousand ($1,000.00) Dollars has been received for the issuance of shares.

DATED: Feb. 16, 1999	INCORPORATOR:

/s/ Kirk C. Waite
Kirk C. Waite
7100 Executive Center Drive
Brentwood, Tennessee 37027

ARTICLES OF AMENDMENT TO THE CHARTER

OF

SADISCO OF PADUCAH, INC

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1.	The name of the corporation is:

SADISCO OF PADUCAH, INC.

2.	The text of each amendment adopted is

Paragraph 1 of the Charter is deleted and the following is inserted:

1.	The name of the corporation is:

AUTO DISPOSAL OF PADUCAH, INC

3.	The corporation is a for-profit corporation.

4.	The manner for implementation of any exchange, reclassification, or cancellation of issues shares is as follows:

NONE

5.	The amendment was duly adopted at a meeting of the Directors on the 12th day of April, 2002.

6.	This amendment shall be effective upon the filing of these Articles of Amendment to the Charter.

DATED this 11 day of June, 2002	SADISCO OF PADUCAH, INC.

By: /s/ Robert D. Poole
Robert D. Poole, President